Exhibit 99.1

NDC Plaza

Atlanta, GA 30329-2010

404-728-2000

For Immediate Release

NDCHealth Announces Sale of United Kingdom Operations

ATLANTA, October 29, 2004 – NDCHealth Corporation (NYSE: NDC) today announced the completion of the sale of its business operations in the United Kingdom (UK) to Alliadis Europe Limited, a subsidiary of Cegedim SA. The sale includes NDC Health Limited, a UK pharmacy systems business, and NDCHealth’s interest in InfoPharm, a joint venture of NDC Health Holdings UK Limited, a wholly-owned subsidiary of NDCHealth Corporation, and Cegedim Limited, a wholly-owned subsidiary of Cegedim, SA.

Terms of the transaction were not disclosed. Net proceeds from the sale will be used to pay down senior debt.

“This transaction will enable us to focus on our significant U.S. market opportunities as we continue to introduce new products and services to our respective customer groups,” said Walter Hoff, chairman and CEO, NDCHealth.

About NDCHealth

NDCHealth is uniquely positioned in healthcare as a leading provider of point-of-care systems, electronic connectivity and information solutions to pharmacies, hospitals, physicians, pharmaceutical manufacturers and payers.

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Contact:

Robert Borchert

VP, Investor Relations

404-728-2906

robert.borchert@ndchealth.com